Exhibit (e) (5)

FOURTH AMENDMENT TO THE STONE RIDGE TRUST

DISTRIBUTION AGREEMENT

THIS FOURTH AMENDMENT effective as of January 24, 2017, to the Distribution Agreement, dated as of December 15, 2012, as amended March 26, 2013, September 13, 2013 and June 23, 2014, (the “Agreement”) is entered into by and between STONE RIDGE TRUST, a Delaware statutory trust (the “Trust”), and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to add the Elements U.S. Portfolio, Elements U.S. Small Cap Portfolio, Elements International Portfolio, Elements International Small Cap Portfolio and Elements Emerging Markets Portfolio, to remove the Stone Ridge Reinsurance Risk Premium Fund and to amend the list of funds; and

WHEREAS, Section 11 of the Distribution Agreement allows for its amendment by a written instrument executed by the parties.

NOW THEREFORE, pursuant to section 11 of the Agreement, the parties hereby amend the Agreement as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

STONE RIDGE TRUST on behalf of each of the funds individually and not jointly		QUASAR DISTRIBUTORS, LLC

By:	/s/ Patrick Kelly	By:	/s/ James R. Schoenike

Name:	Patrick Kelly	Name:	James R. Schoenike

Title:	COO	Title:	President

Amended Exhibit A

to the

Distribution Agreement

Fund Names

Separate Series of Stone Ridge Trust

Name of Series

Stone Ridge High Yield Reinsurance Risk Premium Fund

Stone Ridge U.S. Large Cap Variance Risk Premium Fund

Stone Ridge U.S. Small Cap Variance Risk Premium Fund

Stone Ridge U.S. Variance Risk Premium Master Fund

Stone Ridge International Developed Markets Variance Risk Premium Fund

Stone Ridge Emerging Markets Variance Risk Premium Fund

Stone Ridge International Variance Risk Premium Master Fund

Stone Ridge Global Equity Variance Risk Premium Master Fund

Elements U.S. Portfolio

Elements U.S. Small Cap Portfolio

Elements International Portfolio

Elements International Small Cap Portfolio

Elements Emerging Markets Portfolio

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